Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Barfresh Food Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	$48,000,450	0.00015310	$7,348.87(3)
Carry Forward Securities
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(4)		$1,999,550			S-3	333-275185	12/4/2023	$295.13
Total Offering Amounts					$50,000,000		$7,348.87
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due							$7,348.87

(1)	There are being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock, warrants, rights to purchase any of the foregoing, and units, consisting of some or all of these securities in any combination, as may from time to time be issued by Barfresh Food Group Inc. (the “Registrant”) at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $50,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $50,000,000.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $1,999,550 of unsold securities (the “Unsold Shelf Securities”) previously registered by the Registrant on the Registrant’s shelf registration statement on Form S-3 (File No. 333-275185), originally filed on October 26, 2023 and declared effective on December 4, 2023 (the “2023 Registration Statement”). In connection with the filing of the 2023 Registration Statement, the Registrant paid a filing fee of $738.00, or which $295.13 is associated with the offering of a portion of the Unsold Shelf Securities (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement). Accordingly, the filing fee associated with the offering of the Unsold Shelf Securities is hereby carried forward to be applied to Unsold Shelf Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Shelf Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Shelf Securities pursuant to the 2023 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Shelf Securities from the 2023 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.